                                                               EXHIBIT 99.16(c)

Merrill Lynch Arizona Municipal Bond Fund of Merrill Lynch Multi-State Municipal
Series Trust - Class C
        10/21/94 - 7/31/95


                                                   Since         Since
                                                  Inception     Inception
                                               Average Annual     Total
                                                Total Return     Return*
                                                ----------      --------
Initial Investment                               $1,000.00      $1,000.00

Divided by Net Asset Value                           10.05          10.05
                                                ----------      ---------
Equals Shares Purchased                             99.502         99.502

Plus Shares Acquired through
  Dividend Reinvestment                              4.155          4.155
                                                ----------      ---------
Equals Shares Held at 7/31/95                      103.657        103.657

Multiplied by Net Asset Value at 7/31/95             10.47          10.47
                                                ----------      ---------
Equals Ending Value before deduction for          1,085.29       1,085.29
  contingent deferred sales charge

Less deferred sales charge                          (10.00)          0.00
                                                ----------      ---------
Equals Ending Redeembale Value at
  $1000 Investment (ERV) at 7/31/95               1,075.29       1,085.29
                                                ----------      ---------
Divided by $1,000 (P)                               1.0753         1.0853

Subtract 1                                          0.0753         0.0853

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)           7.53%
                                                ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              8.53%
                                                                =========
ERV divided by P                                    1.0753

Raise to the power of                               1.2898

Equals                                              1.0982

Subtract 1                                          0.0982

Expressed as a percentage equals the
  Average Annualized Total Return                     9.82%
                                                ==========

* Does not include sales charge for the period.


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30 DAYS STANDARIZED YIELD
FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH ARIZONA  MUNICIPAL BOND FUND
OF MERRILL LYNCH MULTI-STATE MUNICIPAL
SERIES TRUST - CLASS C


Long term income generally based on yield to
  maturity times market value of each security                           $2,732

Plus short term income accrued for the past
  thirty days                                                               259
                                                                ---------------
Equals Total Income                                                       2,991

Less expenses for the past thirty days                                     -740
                                                                ---------------
Equals net monthly income for yield calculation                           2,251
                                                                ---------------
Average shares outstanding for 30 days                                   60,486

Times the Net Asset Value                                                 10.46
                                                                ---------------
Equals total dollars                                                   $632,681
                                                                ===============

Net monthly income divided by total dollars equals                  0.003557999

Add 1                                                               1.003557999

Raise to the power of 6                                             1.021538787

Subtract 1                                                          0.021538787

Times 2                                                             0.043077575

Expressed as a percentage equals the
  standardized yield for the 30 day period                                 4.31%
                                                                         =======

Tax Rate                                                                  28.00%

X = 1 minus Tax Rate                                                      72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                                   5.99%

                                                                         ======